UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2026

Axsome Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37635	45-4241907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 29th Floor
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 332-3241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AXSM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Axsome Therapeutics, Inc. (the “Company”) approved the adoption of the Axsome Therapeutics, Inc. Executive Severance and Change in Control Plan (the “Severance Plan”), effective on June 5, 2026, which provides for severance benefits to certain key employees, including the Company’s named executive officers, upon certain types of qualifying termination events.

The Severance Plan supersedes all prior plans, agreements (including the severance terms of any employment agreements in effect on or prior to the effective date of the Severance Plan), or other arrangements for severance benefits or for enhanced severance payments whether or not before, on or after a Change in Control, effective as of the effective date of the Severance Plan, except as specifically provided under the Severance Plan or as specifically provided under future employment agreements. Under the Severance Plan, a Participant is designated by the Committee as a Tier 1 Participant (which includes the Chief Executive Officer), a Tier 2 Participant (which includes all other Section 16 executive officers of Company), or a Tier 3 Participant (which includes vice presidents and above of the Company), as specified in the individual Participation Agreement. Upon an Involuntary Termination (which, for Tier 1 and Tier 2 Participants, includes a termination by the Participant for Good Reason) outside of a Change in Control Period (defined below), a Participant is eligible to receive the following severance: (a) all Accrued Obligations; (b) a cash severance payment equal to the Participant’s Base Salary multiplied by the applicable Severance Months (18 months for Tier 1 Participants, 12 months for Tier 2 Participants, and 6 months for Tier 3 Participants), paid in substantially equal installments over the applicable severance period; and (c) the employer-portion of COBRA monthly premiums for a period of 18 months for Tier 1 Participants, 12 months for Tier 2 Participants, and 6 months for Tier 3 Participants, provided that the Participant timely elects continuation coverage.

Pursuant to the Severance Plan, upon an Involuntary Termination during the Change in Control Period (which is the period beginning three months prior to a Change in Control and ending twelve months after a Change in Control), a Participant is eligible to receive the following enhanced severance: (a) all Accrued Obligations; (b) a lump sum cash payment equal to the sum of (i) the Participant's Base Salary multiplied by the applicable Severance Months (24 months for Tier 1 Participants, 18 months for Tier 2 Participants, and 9 months for Tier 3 Participants) and (ii) the Participant's Target Annual Incentive multiplied by a fraction the numerator of which is the applicable Severance Months and the denominator of which is 12; (c) 100% of the unvested portion of the Participant's outstanding equity awards subject to time-based vesting shall become vested, and the unvested portion of the Participant's outstanding equity awards subject to performance-based vesting shall vest assuming the applicable performance conditions were achieved at 100% of the target level of achievement as of the end of the performance period; and (d) a lump sum COBRA payment equal to the excess of the COBRA premium over the active employee premium, multiplied by 24 months for Tier 1 Participants, 18 months for Tier 2 Participants, and 9 months for Tier 3 Participants.

The preceding summary of the terms of the Severance Plan is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Severance Plan, a copy of which has been filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Axsome Therapeutics, Inc. Executive Severance and Change in Control Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Date:	June 9, 2026	By:	/s/ Herriot Tabuteau, M.D.
		Name: Title:	Herriot Tabuteau, M.D. President and Chief Executive Officer